UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2022

Pactiv Evergreen Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39528	98-1538656
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 W. Field Court, Lake Forest, Illinois, 60045

(Address of principal executive offices) (Zip Code)

(847) 482-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	PTVE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jonathan H. Baksht as Chief Financial Officer

On May 31, 2022, Pactiv Evergreen Inc. (the “Company”) announced that the Board of Directors of the Company (the “Board”), on May 25, 2022, appointed Jonathan H. Baksht as Chief Financial Officer, principal financial officer and principal accounting officer of the Company, effective upon his first day of employment, which was May 27, 2022 (the “Start Date”).

Mr. Baksht, age 47, is joining the Company after having served as Chief Financial Officer of Valaris Limited (“Valaris”), a global offshore contract drilling company, from November 2015 until September 2021, before which he served in various other roles in Valaris’ finance department. Before Valaris, Mr. Baksht served as a Senior Vice President at Goldman Sachs & Co. within the Investment Banking Division. Mr. Baksht served as a member of the Board of Directors of ARO Drilling, a joint venture between Saudi Aramco and Valaris, from April 2019 until September 2021, and currently serves as a member of the Board of Directors of Duxion Motors Inc., a company that designs and manufactures electric motors for the aviation and marine industries, a position he has held since January 2022. He holds a Bachelor of Science with High Honors in Electrical Engineering from the University of Texas at Austin and a Master of Business Administration from the Kellogg School of Management at Northwestern University.

Other than the Employment Agreement (as defined below), there are no arrangements or understandings between Mr. Baksht and any other person pursuant to which he was selected as Chief Financial Officer. There are no family relationships between Mr. Baksht and any director or executive officer of the Company and Mr. Baksht has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Employment Agreement with Mr. Baksht

In connection with his appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Baksht on May 26, 2022. Under the terms of the Employment Agreement, Mr. Baksht’s employment is on an at-will basis and he will be paid a base salary of $750,000. He will be eligible to participate in the Company’s discretionary annual incentive plan bonus with a target award of 75% of his base salary, which for 2022 will be prorated.

The Employment Agreement also provides that Mr. Baksht will be eligible to participate in the Company’s discretionary long-term incentive program with a target award of 250% of his base salary. For 2022, the Compensation Committee of the Board granted Mr. Baksht a total long-term incentive plan award with a grant-date fair value of approximately $1,875,000, comprised of (i) an award of 93,843 restricted stock units of the Company, vesting ratably on each of the first three anniversaries of the grant date and (ii) an award of 93,843 performance share units of the Company, vesting and settling on the three-year anniversary of the grant date, and in each case otherwise subject to the terms and conditions of the grants made by the Company to its other executives for 2022, except that if Mr. Baksht is terminated without Cause (as defined in the Company’s equity incentive plan), then the RSUs that would have vested at the first vesting date next succeeding the effective date of the termination will continue to vest.

Mr. Baksht will also be awarded a signing bonus of $500,000. If Mr. Baksht resigns his employment other than for Good Reason following a Sale of Business (as each term is defined in the Employment Agreement) or if his employment is terminated for Cause (as defined in the Employment Agreement) before the first anniversary of the Start Date, he will be required to repay the signing bonus in full, and if any such event occurs on or after such first anniversary but before the second anniversary of the Start Date, then he will be required to repay half of the signing bonus. Mr. Baksht will be entitled to relocation benefits, but his benefits will not be subject to a tax gross-up.

If Mr. Baksht is terminated without Cause, the Employment Agreement entitles Mr. Baksht to cash payments equal to his base salary plus his annual bonus at target, prorated through his termination date, as well as continued coverage for Mr. Baksht and his eligible dependents by the Company’s health plan for 12 months following his termination. However, if Mr. Baksht is terminated without Cause or he resigns for Good Reason, in either case within 12 months of a Sale of Business, then the Employment Agreement entitles him to twice his base salary plus his annual bonus at target, prorated through his termination date.

Termination of Michael J. Ragen

Also on May 25, 2022, the Board terminated without cause the employment of Michael J. Ragen as Chief Financial Officer, principal financial officer and principal accounting officer of the Company, in each case with effect from the Start Date.

“We thank Mike for his hard work and service to the Company as we transitioned to being a public company, and we wish him all the best in his future endeavors,” said Jonathan D. Rich, Chairman of the Board.

Item 7.01. Regulation FD Disclosure.

Also on May 31, 2022, the Company issued a press release announcing the appointment of Mr. Baksht. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and in Item 9.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued by Pactiv Evergreen Inc., dated May 31, 2022

EX 104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2022

PACTIV EVERGREEN INC.

By:	/s/ Chandra J. Mitchell
Chandra J. Mitchell
Chief Legal Officer and Secretary